December 18, 1996

PalEX, Inc.
3555 Timmons Lane
Suite No. 610
Houston, Texas   77027

Gentlemen:

            I hereby consent to the references to me as a director of PalEx, Inc. contained in this Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission.

                                    /s/ TROY FRASER
                                        Troy Fraser